ACRONGENOMICS INC. SIGNS LETTER OF INTENT TO ACQUIRE 100% OF MOLECULAR VISION LIMITED.

Acrongenomics Inc. (“Acrongenomics”)(OTCBB:AGNM) announced today that it has signed a letter of intent for the acquisition of 100% of Molecular Vision Limited, (“Molecular Vision”) a private U.K. company that specializes in the development of miniaturized Point-of-Care (POC) medical diagnostic devices. The devices integrate proprietary microfluidic chips with patented organic-semiconductor technology and photodetectors to provide portable lab-quality diagnostic tests in an easy-to-use, low-cost, disposable application. These devices have the potential for multiple simultaneous testing of diagnostic markers in a wide range of applications.

Under the terms of the letter of intent, Acrongenomics will acquire, upon certain considerations to be made upon closing of a definitive agreement, all of the Intellectual property and assets of Molecular Vision and will retain the services of the founders, Professor Donal Bradley, Professor Andrew De Mello and Professor John De Mello, and their technical team to continue to lead the development of the POC devices and technology at the Molecular Vision laboratory at Imperial College London. Closing of the transactions contemplated in the Letter of Intent is subject to certain terms and conditions as well as satisfactory completion of the parties due diligence.

Acrongenomics previously entered into a Joint Development Agreement with Molecular Vision on May 22, 2006 to acquire the exclusive rights to develop and commercialize existing intellectual properties relating to Molecular Visions’ patented “BioLED” Technology. The original Agreement was subsequently amended on February 13, 2007 and again on May 23, 2007.

“By acquiring Molecular Vision we can capitalize on the tremendous progress achieved since our collaboration began, such as our recent demonstration of the detection of creatinine in urine using the POC device with detection levels and accuracy comparable to lab-based equipment. We see the potential of the technology beyond the fields covered in the original agreement, such as industrial and environmental sectors, and have decided to acquire Molecular Vision”, said Dr. Dimitri Goundis, CEO of Acrongenomics. He continued, “It provides our shareholders with increasing value and a unique opportunity to continue to invest in a technology that has seemingly endless application potential in diagnostics.”

“The acquisition is a natural step forward and should greatly accelerate our commercialisation efforts and bring the technology to the market place as soon as possible”, commented Dr. Ian Campbell, CEO of Molecular Vision.

About Acrongenomics Inc.

Acrongenomics Inc. is a publicly traded company that focuses on investing in and commercializing novel technology platforms concerning the Life Sciences sector. Acrongenomics brings novel and realistic concepts to market by transforming scientific innovations into tangible, consumer-orientated applications.

About Molecular Vision Limited

Molecular Vision Limited is a spin-out company of Imperial college, London UK. The company was founded by three Imperial College London researchers – Prof. Donal Bradley, Prof. Andrew De Mello and Dr. John De Mello – in 2002 in order to meet a clearly defined demand in the medical diagnostics, biosensors and analytical instrumentations markets and the need for miniaturized chemical and biological detectors offering high sensitivity and functionality at low cost. The company has directly addressed this market demand by inventing a novel method for optical detection based on recent advances in organic electronics and light emitting diodes combined with microfluidics technology. The company has mainly focused on applying its technology to the medical diagnostics markets.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this news release include: that the Company will acquire all of the Intellectual property and assets of Molecular Vision and will retain the founders, Professor Donal Bradley, Professor Andrew De Mello and Professor John De Mello, and their technical team to continue to lead the development of the POC devices and technology at the Molecular Vision laboratory at Imperial College London; that the Company will complete the acquisition of Molecular Vision; and will provide our shareholders with a unique opportunity to continue to invest in technology that has seemingly endless application potential.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions. For further information concerning risks and uncertainties that may affect our future results, please review the disclosures contained in our latest filings with the SEC, including our most recent annual report on Form 10-KSB, and subsequent quarterly reports on Form 10-QSB. Other than as required by federal securities laws, we undertake no obligation to publicly update or revise any of our forward-looking statements, whether as a result of changed circumstances, new information, future events, or for any other reason occurring after the date of this news release.